Exhibit 10.2

OAK VALLEY COMMUNITY BANK
FIRST AMENDMENT TO SALARY CONTINUATION AGREEMENT

THIS FIRST AMENDMENT TO SALARY CONTINUATION AGREEMENT is adopted as of February 8, 2010  by and between Oak Valley Community Bank, a subsidiary of Oak Valley Bancorp (collectively, the “Company”), and the undersigned executive officer (the “Executive”).

RECITALS

WHEREAS, Article 7 of the Salary Continuation Agreement as currently in effect (the “Agreement”) between the Company and the Executive provides that the Agreement may be amended unilaterally by the Company if as a result of legislative, judicial or regulatory action continuation of the Agreement, as written, would result in significant financial penalties or other significantly detrimental ramifications to the Company;

WHEREAS, the Company has determined that the standard set forth in Article 7 for unilateral amendment of the Agreement has been met; and

WHEREAS, the Company now desires to (i) amend Section II of the Split Dollar Agreement that is attached as Addendum A to the Agreement and eliminate the reimbursement provision found in Section II (b) of the Agreement, and (ii) eliminate in its entirety the Executive Bonus Agreement, also attached to Addendum A.

AGREEMENT

1. Amendment to Section II.(b). Section II (b) of the Split Dollar Agreement is hereby deleted in its entirety.

2. Executive Bonus Termination. The Executive Bonus Agreement attached under Addendum A is hereby terminated and deleted in its entirety, to the extent that such agreement or any portion thereof was still in effect following the EESA Section 111(B) Modification Agreements between each such named executive officer and Oak Valley Bancorp dated as of September 14, 2009.

3. Savings Clause.  Any term or provision of the Agreement that would otherwise violate the EESA Section 111(B) standards as applicable to the Company and the Executive is hereby cancelled and waived to the fullest extent as required by law.

IN WITNESS WHEREOF, the Company has adopted this First Amendment as of the date indicated above.

OAK VALLEY COMMUNITY BANK	Executive

By:
Name	Name:
Title:	Title: